Exhibit 15
The Board of Directors and Shareholders of Harris Stratex Networks, Inc.
We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-140442) of Harris Stratex Networks, Inc. dated February 5, 2007 of our report dated February 9, 2007 relating to the unaudited condensed combined interim financial statements of Harris Stratex Networks, Inc. that is included in its Form 10-Q for the quarter ended December 29, 2006.

/s/Ernst & Young LLP

Certified Public Accountants

Raleigh, North Carolina
February 9, 2007